Exhibit 3.1
BYLAWS
OF
BAXTER INTERNATIONAL INC.
(As Amended and Restated Effective November 13, 2007)
ARTICLE I
SHAREHOLDERS
     SECTION l. PLACE OF MEETINGS. The Board of Directors may designate the place of meeting for any meetings of shareholders, but if no designation is made the place of meeting shall be the principal executive offices of the Corporation.
     SECTION 2. ANNUAL MEETINGS. The annual meeting of shareholders for the election of directors and the transaction of other business shall be held at such date and time as determined by the Board of Directors. No business may be transacted at an annual meeting of shareholders, other than business that is (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors or (iii) otherwise properly brought before the annual meeting by any shareholder of the Corporation (A) who is a shareholder of record on the date of the giving of the notice provided for in Section 8 and on the record date for the determination of shareholders entitled to vote at such annual meeting and (B) who complies with the notice procedures set forth in Section 8. If the person presiding over the annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the presiding person shall declare to the meeting that the business was not properly brought before the meeting, and such business shall not be transacted.
     SECTION 3. SPECIAL MEETINGS. Special meetings of the shareholders for any purpose may be called at any time only by the Chairman of the Board, the Chief Executive Officer or the Corporate Secretary, and shall be called by any such officer at the direction of the Board of Directors. The business transacted at a special meeting of shareholders shall be limited solely to matters relating to the purpose stated in the Corporation’s notice of meeting.
     SECTION 4. ELECTION OF DIRECTORS.
     (a) Nominations of candidates for election to the Board of Directors may be made at any annual meeting of shareholders, or at any special meeting of shareholders called for the purpose of electing directors (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the Corporation (A) who is a shareholder of record on the date of the giving of the notice provided for in Section 8 and on the record date for the determination of shareholders entitled to vote at such meeting and (B) who complies with the notice procedures set forth in Section 8.
     (b) Only persons who are nominated in accordance with the procedures set forth in this Section shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) with respect to the right of holders of Preferred Stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. If the person presiding over the meeting determines that a nomination was not made in accordance with such procedures, the presiding person shall declare to the meeting that the nomination was not properly brought before the meeting and shall not be acted upon.
     (c) Except as provided in the Certificate of Incorporation, each director shall be elected by the vote of the majority of the votes cast with respect to that director’s election at any meeting for the election of directors at which a quorum is present, provided that if the number of nominees at any such meeting exceeds the number of directors to be elected at the meeting, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of this Section, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. If a nominee for director is not elected and that nominee is an incumbent director, the director shall promptly tender his or her resignation to the Board of Directors, subject to acceptance by the Board of Directors. The Corporate Governance Committee will make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will act on the tendered resignation, taking into account the Corporate Governance Committee’s recommendation, and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The director who tenders his or her resignation will not participate in the decision of the Board of Directors or the recommendation of the Corporate Governance Committee.
     SECTION 5. VOTING RIGHTS; PROXIES; QUORUM
     (a) Each shareholder entitled to vote in accordance with the terms of the Certificate of Incorporation, these Bylaws or the General Corporation Law of Delaware shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such shareholder, unless otherwise provided by law or the Certificate of Incorporation.
     (b) All matters presented to shareholders at a meeting at which a quorum is present, other than the election of directors, shall be decided by the affirmative vote of a majority of shares present in person or represented by proxy at any meeting duly called and entitled to be voted at such meeting, unless otherwise provided in these Bylaws, the Certificate of Incorporation or applicable laws.
     (c) The holders of a majority of the shares of the Corporation entitled to vote, present in person or represented by proxy, at any meeting duly called, shall constitute a quorum. Any meeting at which a quorum is not present may be adjourned from time to time to some other time by a majority of the shareholders present or represented and entitled to vote at such meeting, but no other business shall be transacted at such meeting. At an adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original meeting.

     SECTION 6. NOTICES OF MEETINGS. Written notice stating the time and place of any meetings of shareholders and the general nature of the business to be considered shall be mailed by the Corporate Secretary, or such other officer as the Board of Directors may designate, to each shareholder entitled to vote at the meeting at such shareholder’s address as it appears on the records of the Corporation, at least twenty (20) days but not more than sixty (60) days before the date of such meeting. Any notice to shareholders given by the Corporation shall be effective if given by a single written notice to shareholders who share an address if consented to by the shareholders at that address to whom such notice is given. Shareholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by law.
     SECTION 7. CONDUCT OF MEETINGS. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of shareholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting, (ii) rules and procedures for maintaining order at the meeting and the safety of those present, (iii) limitations on attendance at or participation in the meeting to shareholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine, (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof, and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of shareholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and shall not be transacted or considered.
     SECTION 8. SHAREHOLDER’S NOTICES; NOMINATIONS
     (a) For business to be properly brought by a shareholder before an annual meeting or special meeting of shareholders called for the purpose of electing directors, such shareholder must have given timely notice thereof in proper written form to the Corporate Secretary of the Corporation, and such notice shall not have been withdrawn by such shareholder at or prior to such meeting. To be timely, a shareholder’s notice to the Corporate Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (i) in the case of an annual meeting, not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the date on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first, and (ii) in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the date on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever occurs first.
     (b) To be in proper written form, a shareholder’s notice to the Corporate Secretary must set forth as to each matter such shareholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of such shareholder, (iii) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by such shareholder, (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business and (v) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.
     (c) Notwithstanding the foregoing, a shareholder’s notice of nomination of persons for election to the Board of Directors must set forth (i) as to each person the shareholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by the person and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”); and (ii) as to the shareholder giving the notice (A) the name and record address of such shareholder, (B) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by such shareholder, (C) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (D) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (E) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.
ARTICLE II
DIRECTORS
     SECTION 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or the Certificate of Incorporation or by these Bylaws required to be exercised or done by the shareholders.
     SECTION 2. QUALIFICATION AND QUORUM. No person shall be eligible for election or appointment as a director who, at the time of his or her election or appointment, is 72 years old, or older. One-third of the total number of the directors (rounded upwards, if necessary to the next whole number) in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but in the absence of a quorum a majority of those present (or if only one is present, then that one) may adjourn the meeting without notice until such time as a quorum is present.
     SECTION 3. REGULAR MEETINGS. Regular meetings may be held without notice at such time and place as shall from time to time be determined by the Board of Directors.
     SECTION 4. SPECIAL MEETINGS; NOTICE. Special meetings of the Board of Directors may be called at any time by the Corporate Secretary at the direction of the Chairman of the Board, the Chief Executive Officer or a majority of the directors then in office. Notice of the time and place of each special meeting of the Board of Directors shall be given to each director before the start of the meeting at such an interval as the person or persons calling such meeting deem necessary or appropriate in the circumstances. Such notice may be given personally or by telephone (including without limitation to a representative of the director or to the director’s electronic message system) or by electronic transmission or other written communication delivered to the residence, office or other established address of the director. A written waiver of notice signed by the director entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors need be specified in any written waiver of notice.
     SECTION 5. ACTION WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
     SECTION 6. PRESENCE AT A MEETING. Members of the Board of Directors, or of any committee thereof, may participate in meetings by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.
     SECTION 7. COMPENSATION OF DIRECTORS. Directors may receive compensation for services to the Corporation in their capacities as directors or otherwise in such manner and in such amounts as may be fixed from time to time by resolution of the Board of Directors.

ARTICLE III
COMMITTEES
     SECTION 1. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee to the extent provided in the resolutions creating the committee and to the extent permitted by law, shall have and may exercise all the powers and authority of the Board of Directors in the business and affairs of the Corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board.
     SECTION 2. The following provisions shall apply to all committees of the Board of Directors:
          (a) The Board of Directors shall appoint the members and chairperson of each committee. The members shall serve until their successors are appointed and qualified or until the committee is dissolved by a majority of the whole Board of Directors. The chairperson of the committee shall, if present, preside at all meetings of a committee.
          (b) Each committee shall keep regular minutes of its proceedings and shall report its actions and recommendations to the Board at the next meeting of the Board following each committee meeting.
          (c) The Board of Directors shall have the power at any time to change the membership of a committee, and any member of a committee may be removed at any time with or without cause by resolution adopted by a majority of the Board of Directors.
          (d) The lesser of a majority of the members or two members of a committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of a committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.
ARTICLE IV
OFFICERS
     SECTION 1. GENERAL. The officers of the Corporation shall be elected by the Board of Directors and shall consist of a Chairman of the Board, a Chief Executive Officer, a Chief Financial Officer, a President, one or more Corporate Vice Presidents, a Treasurer, a Corporate Secretary and such other officers as in the judgment of the Board of Directors may be necessary or desirable. Vice Presidents, Assistant Corporate Secretaries or Assistant Treasurers may be appointed as in the judgment of the Chief Executive Officer may be necessary or desirable, subject to the oversight of the Board of Directors. The officers of the Corporation shall have such powers and perform such duties as generally pertain to their respective offices, subject to the control of the Board of Directors. Any officer of the Corporation may sign any deeds, mortgages, bonds, contracts or other instruments that the Board of Directors or a committee thereof has authorized to be executed or are in the ordinary course of business of the Corporation. The Chief Executive Officer, President, Chief Financial Officer, Treasurer or the Corporate Secretary may vote, either in person or by proxy, all the shares of the capital stock of any company that the Corporation owns or is otherwise entitled to vote at any and all meetings of the shareholders of such company and shall have the power to accept or waive notice of such meetings. Any one person may hold any number of offices of the Corporation unless specifically prohibited by law. Each officer shall hold office until his or her successor shall have been duly elected and qualified or until his or her earlier death, resignation or removal.
     SECTION 2. CHAIRMAN OF THE BOARD. The Chairman of the Board shall be a member of the Board of Directors and subject to the direction of the Board of Directors, shall perform such executive, supervisory and management functions and duties, if any, as may be assigned to him or her from time to time by the Board of Directors. The Chairman of the Board shall, when present, preside at all meetings of the shareholders and of the Board of Directors. He or she shall act as spokesman for the Board of Directors and as a liaison between the Board of Directors and the Corporation. The Chairman of the Board shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.
     SECTION 3. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall in general supervise and control all of the business affairs of the Corporation, subject to the direction of the Board of Directors. The Chief Executive Officer shall, in the absence of the Chairman of the Board, preside at all meetings of the shareholders and of the Board of Directors. Unless otherwise designated by the Board of Directors, the Chief Executive Officer shall also be the President of the Corporation.
     SECTION 4. PRESIDENT. The President shall have such duties and authority as the Chief Executive Officer may determine from time to time. The President shall, in the absence of the Chairman of the Board and the Chief Executive Officer, preside at all meetings of shareholders and the Board of Directors.
     SECTION 5. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall have responsibility for the financial affairs of the Corporation and shall exercise supervisory responsibility for the performance of the duties of the Treasurer and the Controller.
     SECTION 6. CORPORATE VICE PRESIDENTS. Any Corporate Vice President or Senior Vice President or Vice President shall have such powers and shall discharge such duties as may be further delegated to him or her from time to time by the Chief Executive Officer, the President or any more senior Corporate Vice President.
     SECTION 7. TREASURER. The Treasurer shall have charge of the funds and securities of the Corporation and shall disburse the funds of the Corporation as may be ordered by the Board of Directors.
     SECTION 8. CORPORATE SECRETARY. The Corporate Secretary shall give, or cause to be given, notice of all meetings of shareholders and the Board of Directors, and all other notices required by law or these Bylaws, and in the case of his or her absence or refusal or neglect so to do, and if there be no Assistant Corporate Secretary, any such notice may be given as directed by the person or persons upon whose request the meeting is called pursuant to these Bylaws. The Corporate Secretary shall record the actions of the shareholders and Board of Directors in minutes retained under his or her direction. The Corporate Secretary shall have the custody of the seal of the Corporation and shall affix the same to all instruments requiring it and may attest the same.
ARTICLE V
RESIGNATIONS; FILLING OF VACANCIES
     SECTION 1. RESIGNATIONS. Any director, member of a committee or officer may resign at any time. Such resignations shall be made in writing and shall take effect at the time specified therein and, if no time be specified, at the time of the receipt of such resignation by the Chairman of the Board, the Chief Executive Officer or the Corporate Secretary. The acceptance of the resignation shall not be necessary to make it effective.
     SECTION 2. FILLING OF VACANCIES. If any office of the Corporation becomes vacant, the vacancy may be filled by the Board of Directors. Any vacancy on the Board of Directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A person appointed to fill a vacancy shall hold office for the unexpired term and until his or her successor shall have been elected and qualified.
ARTICLE VI
CAPITAL STOCK
     SECTION 1. CERTIFICATES OF STOCK. The Corporation is authorized to issue shares of capital stock of the Corporation in certificated or in uncertificated form. The shares of the capital stock of the Corporation shall be registered on the books of the Corporation in the order in which they shall be issued. Any certificates for shares of the common stock, and any other shares of capital stock of the Corporation represented by certificates, shall be numbered, shall be signed by the Chairman of the Board or the President, and by the Corporate Secretary or an Assistant Corporate Secretary or the Treasurer or an Assistant Treasurer. Any of or all the signatures on these certificates may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue. Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send, or caused to be sent, to the record owner thereof a written statement of the information required by law to be on certificates.
     SECTION 2. LOST, STOLEN OR DESTROYED CERTIFICATES. The Board of Directors may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates previously issued by the Corporation and alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming that the certificate of stock has been lost, stolen or destroyed. When authorizing such issuance of a new certificate or certificates or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost, stolen or destroyed certificate or certificates, or such owner’s legal representative, to indemnify the Corporation in such manner as the Board of Directors shall require and to give the Corporation a bond, in such form and amount as the Board of Directors may direct, as indemnity against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed.
     SECTION 3. TRANSFER OF SHARES. Transfers of shares shall be made upon the books of the Corporation (i) only by the holder of record thereof, or by a duly authorized agent, transferee or legal representative and (ii) in the case of certificated shares, upon the surrender to the Corporation of the certificate or certificates for such shares.
     SECTION 4. RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or for the purpose of determining shareholders entitled to receive payment of any dividend or allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof, unless the Board of Directors may fix a new record date under this Section for the adjourned meeting.
     SECTION 5. DIVIDENDS. Dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting as provided by law and the Certificate of Incorporation.
ARTICLE VII
AMENDMENTS
     Except as otherwise provided herein, the Board of Directors shall have the power to adopt, amend or repeal the Bylaws of the Corporation by the affirmative vote of a majority of the directors present at any meeting. The Bylaws may be amended or repealed by the affirmative vote of a majority of shares present in person or by proxy and entitled to vote on the matter at any regular meeting of the shareholders or any special meeting of the shareholders, in each case if notice of such proposed amendment or repeal is contained in the notice of such meeting.
ARTICLE VIII
MISCELLANEOUS PROVISIONS
     SECTION 1. SEAL. The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors. Such seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.
     SECTION 2. FISCAL YEAR. The fiscal year of the Corporation shall be the calendar year unless otherwise determined by resolution of the Board of Directors.
     SECTION 3. ELECTRONIC TRANSMISSION. When used in these Bylaws, the terms “written” and “in writing” shall include any “electronic transmission,” as defined in Section 232(c) of the General Corporation Law of Delaware, including without limitation any telegram, cablegram, facsimile transmission and communication by electronic mail.
     SECTION 4. REGISTERED OFFICE. Except as otherwise determined by the Board of Directors, the registered office shall be established and maintained at the office of The Corporation Trust Company, in the City of Wilmington and County of New Castle, and such company shall be the registered agent of the Corporation.